INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is made as of November 21, 2005 by and among CAMOFI Master LDC, a Cayman Islands limited duration company, (“CML”), and Professional Traders Fund, LLC, a New York limited liability company (“PTF”) (each of CML and PTF individually referred to as a “Lender” and collectively referred to as the “Lenders”).

W I T N E S S E T H :

WHEREAS, CML and Amerex Companies, Inc., an Oklahoma corporation (the “Borrower”) are parties to a Securities Purchase Agreement, dated as of November 21, 2005, (such Securities Purchase Agreement subject to the provisions hereof, as further amended, modified or supplemented from time to time hereafter, herein referred to as the “CML Purchase Agreement”) pursuant to which Amerex has issued 10% Senior Secured Convertible Notes due November 21, 2007 (the “CML Notes”) to CML in the aggregate principal amount of $6,000,000;

WHEREAS, PTF and the Borrower are parties to a letter agreement dated September 2, 2005 (the “PTF Letter Agreement”) and the Borrower has issued to PTF that certain 8% Secured Promissory Note dated September 2, 2005 (the “PTF Note”) in the principal amount of $450,000 (such Note and Letter, subject to the provisions hereof, as amended, modified or supplemented from time to time hereafter, herein referred to as the “PTF Credit Agreement”); and

WHEREAS, subject to the terms and provisions hereof, each Lender is agreeable to be ranked pari passu as to certain collateral and to share pro rata in certain payments.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.  Definitions.  In addition to any other terms defined herein, as used in this Intercreditor Agreement, the following terms have the following meanings (terms defined in the singular shall have the same meaning when used in the plural and vice versa):

“CML Collateral” means, collectively, all now or hereafter existing properties (whether tangible or intangible, personal or real) of Borrower or any affiliate of the Borrower which are subject to a Lien in favor of CML pursuant to the CML Transaction Documents.

“CML Obligations” shall mean all of the Obligations of the Borrower to CML.

“CML Security Documents” means the “Security Documents”, as such term is defined in the CML Purchase Agreement.

“CML Transaction Documents” means the “Transaction Documents”, as such term is defined in the CML Purchase Agreement.

“Collateral” means, collectively, all of the CML Collateral and PTF Collateral.

“Credit Agreements” means, collectively, the CML Purchase Agreement and PTF Credit Agreement.

“Event of Default” shall have the meaning ascribed thereto in the CML Notes and the PTF Credit Agreement.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement intended as a collateral device, encumbrance, lien (statutory or other), or other security agreement or charge or encumbrance of any kind or nature whatsoever.

“Loan Documents” means, collectively, the CML Transaction Documents and the PTF Transaction Documents (in each case, subject to the provisions hereof, as amended, supplemented or modified from time to time hereafter).

“Obligations” means, collectively, (i) all principal of, prepayment premium (if any), interest, fees and contingent interest (whether accruing before or after the filing of any petition in bankruptcy or any similar proceeding by or against the Borrower) on, and all other amounts payable by the Borrower in respect of, the Loan Documents, and (ii) the reasonable expenses of the Lenders for the enforcement of the Loan Documents.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental agency or authority, or other entity of whatever nature.

“Proper Collateral Interest” means either Lender’s Lien on any Collateral which (i) is valid, enforceable and perfected, and (ii) in accordance with applicable law either (A) ranks equal in priority with the Lien of the other Lender in such Collateral, or (B) is immediately superior or junior (as the case may be) to the Lien of the other Lender on such Collateral as a result of the time or method of perfection thereof.

“Pro Rata” means when reference is made to the “Obligations,” a ratio equal to a fraction, the numerator of which is the then Obligations owing directly to CML or PTF, as the case may be, and the denominator of which is the aggregate amount of such Obligations then owing directly to both Lenders.

“PTF Collateral” means the real property of the Borrower or any affiliate of the Borrower located at 6300 Stadium Drive, Kansas City, Missouri, which is subject to a Lien in favor of PTF pursuant to the PTF Security Documents.

“PTF Obligations” shall mean all of the Obligations of the Borrower to PTF.

“PTF Security Documents” means any and all documents between PTF and the Borrower or any affiliate of the Borrower, and any other documents and filings required thereunder, in order to grant PTF a Lien in the PTF Collateral.

“PTF Transaction Documents” means the PTF Credit Agreement and any and all other documents and agreements between PTF and the Borrower or any affiliate of the Borrower executed in connection with the transactions contemplated thereunder.

“Security Documents” means, collectively, the CML Security Documents and PTF Security Documents.

Section 2.  Credit Provided by each Lender.  (a) CML hereby represents that it has advanced, in the aggregate, $6,000,000 to the Borrower pursuant to the CML Purchase Agreement and the CML Notes and that CML has no commitments outstanding to the Borrower for any additional financing.

(b)  PTF hereby represents that it has advanced $450,000 to the Borrower pursuant to the terms of the PTF Credit Agreement and that PTF has no commitments outstanding to the Borrower for any additional financing.

Section 3.  Priority.  (a) Each Lender hereby agrees that, irrespective of any statement in any of the Loan Documents or in any other agreement or instrument to the contrary and regardless of the timing of any filing with respect thereto, the Proper Collateral Interest of each Lender shall rank equally in priority with the Proper Collateral Interest of the other Lender.

(b)  Each Lender agrees that the priorities of such Lender’s Lien (i) on any properties not included in the definition of the term “Collateral”, and (ii) which does not constitute a Proper Collateral Interest, shall in each case be determined in accordance with applicable law.

Section 4.  Exercise of Rights.  (a)  Subject to Subsection 4(b) hereof, each Lender shall have the right to carry out the provisions of the Loan Documents in favor of such Lender and to enforce and collect any Obligations thereunder and to exercise and enforce all rights and privileges accruing to such Lender by reason of such Loan Documents and any other agreements, security, guaranties or claims given to such Lender in connection therewith, all in its sole discretion and in the exercise of its sole business judgment, and such Lender shall have no obligation to the other Lender.

(b)  Notwithstanding anything to the contrary in subsection 4(a) hereof, so long as this Agreement shall remain in effect:

(i)  each Lender shall consult with the other Lender prior to exercising any rights or asserting any claims with respect to the Collateral or any portion thereof or any other properties of any Person securing the Obligations in favor of such Lender, or directing any account debtor to make payments to such Lender, or seeking to foreclose upon its Liens thereon or taking any action, or instituting any proceedings with respect thereto, or declaring a default, accelerating, demanding payment or foreclosing under any of the Loan Documents with such Lender, but the foregoing obligation to consult with the other Lender shall not be deemed to require any consent of such other Lender to any exercise of rights; and

(ii)  if either Lender elects to notify the account debtors with respect to any or all of the Collateral to make payment to such Lender, such Lender shall be obligated to (1) hold all proceeds received in respect of such accounts in trust for the benefit of both Lenders pending distribution thereof, and (2) notify the other Lender at such time or times as such other Lender shall request of amounts so received.

(c)  The Borrower shall be deemed to be in compliance with the Collateral Documents to the extent it is unable to deliver originals of invoices, documents, stock certificates, insurance policies, instruments or other items to one Lender because it has already delivered such item or items to the other Lender.  Either Lender receiving any such item shall hold it in trust for the benefit of both Lenders and shall deliver any proceeds with respect to such item to the other Lender to be distributed in accordance with Section 6 hereof.  If the rights of a Lender to hold any such item shall terminate under its Loan Documents, such Lender shall immediately deliver such item to the other Lender, to hold in accordance with the Loan Documents of the other Lender.

Section 5.  Event of Default.  Upon the occurrence of an Event of Default which results in the acceleration of the Obligations to either Lender, such Lender will furnish promptly the other Lender copies of any notices of default, acceleration, demand or foreclosures as such lender may send to the Borrower or any affiliate of the Borrower under its Loan Documents.

Section 6.  Division of Proceeds.  (a) The proceeds of any sale, disposition or other realization by either Lender upon Collateral (which is subject to a Proper Collateral Interest) shall be distributed in the following order of priorities:

First, to the Lenders in an amount equal to the unpaid amount of all Obligations as of the date of distribution;  provided, however, if the proceeds are insufficient to discharge in full the then unpaid amount of the Obligations to both Lenders, then such proceeds shall be distributed Pro Rata to both Lenders, but subject to the limitations in Section 8 hereof; and

Second, to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct (including without limitation either Lender and/or the Borrower).

(b)  The term “unpaid” as used in clause First in subsection 6(a) refers with respect to the Borrower:

(i)  in the absence of a bankruptcy proceeding with respect to the Borrower, to the aggregate amount of Obligations of the Borrower outstanding as of the date of distribution, and

(ii)  during the pendency of a bankruptcy proceeding with respect to the Borrower, to all amounts allowed by the bankruptcy court in respect of the Obligations of the Borrower as a basis for distribution (including without limitation estimated amounts, if any, allowed in respect of contingent claims, to the extent that prior distributions have not been made in respect thereof).

(c)  The proceeds of any sale, disposition or other realization by either Lender upon any property which is subject to a Lien referred to in Subsection 3(b) hereof shall be distributed in accordance with and subject to the priorities established by applicable law.

Section 7.  Pro Rata Payments and Set-Off, etc.  (a)  Subject to the provisions of subsection 7(b) hereof, in the event that at any time (i) the Borrower makes a payment or prepayment of all or a portion of the Obligations to either Lender and such payment exceeds such Lender’s Pro Rata share of all payments made to both Lenders at that time, or (ii) the Borrower defaults in payment or otherwise of any Obligation and either Lender shall obtain a payment on account of an obligation of the Borrower (1) through a Lien, right of set-off or counterclaim, (2) from any of the Collateral, or (3) from a guarantor or other surety, then, upon notice from the other Lender, such Lender shall promptly remit to the other Lender an amount so that both Lenders will share such total payment Pro Rata based on the principal amount of the Obligations owed to each Lender at the time of obtaining the payment (but subject to the limitations in Section 8 hereof).

(b)  Notwithstanding subsection 7(a) to the contrary, the Pro Rata sharing of certain payments shall not apply to any of the following types of payments which are made in accordance with the referenced sections of the respective Credit Agreements:

(i)  payment of fees, reimbursable costs and expenses under Section 5.2 of the CML Purchase Agreement;

(ii)  payment of any late charges assessed under Section 2(d) of the CML Notes; and

(iii)  payment of any of the additional costs under Section 4.11 of the CML Purchase Agreement or Sections 2(e) or 6(a) of the CML Notes.

(c)  By its acknowledgment and acceptance hereof, the Borrower agrees to notify each Lender in writing of any payment or prepayment of all or any portion of the Obligations made by Borrower to the other Lender, including without limitation, the scheduled payments of interest and principal, concurrently with the payment thereof.

Section 8.  Limitation of Obligations.  (a) CML acknowledges that the total outstanding principal amount of the CML Obligations are not anticipated to exceed, at any time, $6,000,000, and PTF acknowledges that the total outstanding principal amount of PTF Obligations are not anticipated to exceed, at any time, $450,000.

(b)  Notwithstanding any provision of this Intercreditor Agreement to the contrary, each Lender agrees that to the extent the aggregate outstanding principal amount of the Obligations of the Borrower to such Lender exceeds at any time the amount specified above in Subsection 8(a) for such Lender, such excess principal amount (including any interest, fees and other amounts payable in respect thereto) shall be disregarded in computing such Lender’s Pro Rata share in (i) any of the proceeds referred to in Subsection 6(a) hereof, and (ii) the payments under Section 7(a) hereof.  Any such excess principal amount (including any interest, fees and other amounts payable in respect thereto) shall be subordinated to the prior payment in full of the Obligations to the other Lender (as such Obligations are subject to the limitations specified above for such other Lender).

Section 9.  No Warranties.  (a) Except as otherwise provided herein, the Lenders have not made to each other, nor do they hereby or otherwise make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (i) the enforceability, validity, value or collectibility of the Collateral (or any portion thereof) or any of the Loan Documents, or (ii) the Borrower’s title or right to the Collateral (or any portion thereof).

(b)  Neither Lender shall be liable to the other Lender for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of such Lender or such Lender’s agents, officers, employees or attorneys with respect to any transaction relating to any of the Loan Documents, provided such Lender has acted in good faith and has not been guilty of gross negligence or willful misconduct.

Section 10.  Continuing Obligations and Rights; Assignment.  (a)  Subject to any restrictions herein and except as otherwise prohibited by contract with the Borrower, each Lender may, from time to time hereafter, at its sole discretion and without notice to the other Lender, take any or all of the following actions with respect to the Obligations to such Lender without affecting any of such Lender’s rights hereunder:

(i) amend any of the Loan Documents or other notes or agreements (now or hereafter existing) evidencing or entered into with respect to any such Obligations, provided that, neither Lender may obtain a consensual Lien on any additional property to secure any of such Obligations unless and until the other Lender obtains a Lien on such additional property which, to the extent such Lien constitutes Proper Collateral Interest, shall rank pari passu in priority with such Lender’s Lien;

(ii)  retain or obtain the primary or secondary obligation of any other obligor with respect to any of such Obligations; and

(iii) alter or exchange any of such Obligations, or release or compromise any Obligation of any nature of any obligor with respect to any of such Obligations.

(b)  Notwithstanding anything to the contrary in Subsection 10(a) hereof (but without otherwise limiting any restrictions in the respective Loan Documents), neither Lender shall, without the prior written consent of the other Lender, do or permit any of the following:

(i)  extend the maturity of the Obligations to such Lender beyond the original maturity date (as in effect on the date hereof);

(ii) modify the principal amortization schedule in respect to the Obligations to such Lender (as in effect on the date hereof);

(iii) increase the interest rate applicable to the Obligations to such Lender (as in effect on the date hereof);

(iv)  impose on the Borrower any fees, premiums, penalties or other amounts (whether contingent or otherwise) in addition to those specified in such Lender’s Loan Documents (as in effect on the date hereof).

Section 11.  Amendment; Waiver.  No amendment or waiver of any provision of this Intercreditor Agreement shall be effective unless the same shall be in writing and signed by both Lenders, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment to (1) the first sentence in Subsection 4(c), (2) Subsection 7(c), or (3) this Section 11 shall be effective unless and until the Borrower shall have consented in writing.  No delay on the part of either Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

Section 12.  Notices.  Any notice required or permitted to be given to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five (5) days after deposited in the mail, postage prepaid, or one (1) business day after deposited for overnight delivery with United Parcel Service, addressed as follows or to such other address as may be hereafter notified in writing by the respective parties to this Intercreditor Agreement:

if to CML:

CAMOFI Master LDC

c/o Centrecourt Asset Management

350 Madison Avenue

New York, NY  10017

Attention: Keith D. Wellner

with a copy to:

Katten Muchin Rosenman LLP

575 Madison Avenue

New York, NY  10022

Attention:  Howard S. Jacobs

if to PTF:

Howard Berger

1400 Old Country Road

Suite 206

Westbury, NY 01720

with copies to:

Andrew Solomon

Sullivan & Worcester

1290 6th Avenue

29th Floor

New York, NY 10104

if to Borrower:

Amerex Companies, Inc.

406 South Boulder, Suite 820

Tulsa, OK 74103

Section 13.  Entire Agreement.  This Intercreditor Agreement embodies the entire agreement and understanding of the Lenders and supersedes all prior agreements and understandings of the Lenders relating to the subject matter herein contained.

Section 14.  Captions.  Section captions used in this Intercreditor Agreement are for convenience only, and shall not affect the interpretation of the provisions of this Intercreditor Agreement.

Section 15.  Counterparts.  This Intercreditor Agreement may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 16.  Effect and Termination.  This Intercreditor Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect so long as both the CML Obligations and PTF Obligations are outstanding.  This Agreement is not intended to constitute, and shall not be construed to establish, a partnership or joint venture between CML and PTF.

Section 17.  Governing Law.  This Intercreditor Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state.

Section 18.  Successor and Assigns; Benefit of Agreement.  This Intercreditor Agreement is solely for the benefit of the Lenders and their successors, designees or assigns and no other persons, including, without limitation, the Borrower, shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement, except as expressly set forth herein; provided, however, neither Lender may assign any or all of its Obligations or any of its interests in the Collateral unless and until the assignee or transferee shall agree in writing to be bound by the provisions of this Intercreditor Agreement.

Section 19.  Controlling Contract.  In the case of any conflict between this Intercreditor Agreement and the Loan Documents, this Intercreditor Agreement shall control.

IN WITNESS WHEREOF, PTF and CML have caused this Intercreditor Agreement to be duly executed as of the date first above written.

CAMOFI Master LDC

By:  ______________________________

PROFESSIONAL TRADERS FUND, LLC

By:  ______________________________

CONSENT AND AGREEMENT

The Borrower hereby consents to the foregoing Intercreditor Agreement between CML and PTF, and accepts this Intercreditor Agreement as valid and binding pursuant to the terms thereof, and further agrees to be bound by the terms thereof.  The Borrower represents and warrants to CML and PTF that the Borrower is not in default under the CML Transaction Documents and the PTF Transaction Documents and no event has occurred which, with the giving of notice or lapse of time, will constitute any such default.  The Borrower hereby acknowledges that the execution and delivery of this consent and agreement by the Borrower and the execution and delivery hereof by CML and PTF, respectively, are material inducements to (i) CML to enter into the CML Purchase Agreement and the CML Transaction Documents and to purchase the CML Notes thereunder and (ii) PTF to consent to the borrowings by the Borrower from CML and PTF’s agreement to amend certain terms of the PTF Credit Agreement, and without such executions and deliveries, PTF and CML would not have taken such actions or entered into such agreements.

AMEREX COMPANIES, INC.

By: _______________________________